UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2008

AMERICAN LORAIN CORPORATION (Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-31619 (Commission File No.)	87-0430320 (IRS Employer Identification No.)

Beihuan Road Junan County Shandong, China 276600 (Address of Principal Executive Offices) (Zip Code)

(86) 539-7318818
(Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 5, 2008, American Lorain Corporation (the "Company") issued a press release disclosing preliminary financial results for the Company’s third quarter ended September 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

In addition, on November 10, 2008, the Company issued a press release confirming certain financial guidance provided by the Company following the filing of the Company’s financial results as of the end of the Company’s fiscal quarter ended June 30, 2008. A copy of the press release is attached hereto as Exhibit 99.2.

In addition, on November 10, 2008, the Company issued a press release announcing that the Company will conduct an earnings conference call to discuss the Company’s financial results for the Company’s third quarter ended September 30, 2008. A copy of the press release is attached hereto as Exhibit 99.3.

Item 7.01. Regulation FD Disclosure.

On November 5, 2008, the Company issued a press release announcing that the Company will make a presentation at the Rodman & Renshaw Annual Global Investment Conference on November 10, 2008 at 3:15 P.M. EST. A live webcast of the presentation will be available on the Company’s website at http://www.loraingroup.com and on the following website: http://www.wsw.com/webcast/rrshq14/alrc.ob/. A replay of the webcast will be archived for 90 days. A copy of the press release is attached hereto as Exhibit 99.1.

A copy of the materials to be utilized by the Company at the presentation are available on the Company’s website at http://www.loraingroup.com.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1	American Lorain Corporation Press Release, dated November 5, 2008.
99.2	American Lorain Corporation Press Release, dated November 10, 2008.
99.3	American Lorain Corporation Press Release, dated November 10, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

Date: November 10, 2008	By: /s/ Si Chen
Name: Si Chen Title: Chief Executive Officer